                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1 )


 Filed by the Registrant {X}

 Filed by a Party other than the Registrant { }

 Check the appropriate box:

 { }  PRELIMINARY PROXY STATEMENT   { }  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                         ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
 {X}  DEFINITIVE PROXY STATEMENT
 { }  DEFINITIVE ADDITIONAL MATERIALS
 { }  SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12


                       GLOBAL VACATION GROUP, INCORPORATED
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

 {X}  No fee required.

 { } Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

 { }  Fee paid previously with preliminary materials:

 { } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                  LOGO

                          GLOBAL VACATION GROUP, INC.
                           1420 NEW YORK AVENUE, N.W.
                                   SUITE 550
                             WASHINGTON, D.C. 20005
                                 (202) 347-1800

                                                        April 16, 1999

Dear Shareholder:

    You are cordially invited to attend the 1999 Annual Meeting of shareholders of Global Vacation Group, Inc. to be held on Wednesday, May 12, 1999, at 9:00 a.m., at the Willard Inter-Continental Hotel, 1401 Pennsylvania Ave., N.W., Washington, D.C. 20004.

    The 1999 Annual Meeting has been called for the following purposes:

       - to elect one director for a term of three years;

       - to ratify the appointment of our independent auditors; and

       - to transact any other business as may properly come before the 1999 Annual Meeting or any adjournments thereof.

    It is important that your shares be represented at the 1999 Annual Meeting. Whether or not you plan to attend the 1999 Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope for which postage has been paid.

                                          Very truly yours,
                                          Roger H. Ballou
                                          Chairman of the Board
                                          and Chief Executive Officer

                          GLOBAL VACATION GROUP, INC.
                           1420 NEW YORK AVENUE, N.W.
                                   SUITE 550
                             WASHINGTON, D.C. 20005
                                 (202) 347-1800
                            ------------------------

                    NOTICE TO ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 1999
                            ------------------------

    THIS IS NOTICE that the 1999 Annual Meeting of shareholders of Global Vacation Group, Inc. will be held at the Willard Inter-Continental Hotel, 1401 Pennsylvania Ave., N.W., Washington, D.C. 20004 on Wednesday, May 12, 1999, at 9:00 a.m., for the following purposes:

    (1) To elect one director for a three-year term and until his successor shall have been elected and qualified;

    (2)  To ratify the appointment of our independent auditors; and

    (3) To transact any other business as may properly come before the 1999 Annual Meeting or any adjournments thereof.

    The board of directors has fixed April 15, 1999 as the record date for the 1999 Annual Meeting. Only shareholders of record at the close of business on that date will receive notice of and be entitled to vote at the 1999 Annual Meeting. All shareholders are cordially invited to attend the 1999 Annual Meeting.

    In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the scheduled time of the 1999 Annual Meeting, the 1999 Annual Meeting may be adjourned in order to permit us to solicit further proxies.

                                          By Order of the Board of Directors

                                          Roger H. Ballou
                                          Chairman of the Board
                                          and Chief Executive Officer

Washington, D.C.
April 16, 1999

    WHETHER OR NOT YOU PLAN TO ATTEND THE 1999 ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE STAMP. YOUR PROXY MAY BE REVOKED PRIOR TO THE VOTING BY FILING WITH THE SECRETARY OF GLOBAL VACATION GROUP A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE 1999 ANNUAL MEETING AND VOTING IN PERSON.

                          GLOBAL VACATION GROUP, INC.
                           1420 NEW YORK AVENUE, N.W.
                        SUITE 550 WASHINGTON, D.C. 20005
                                 (202) 347-1800
                            ------------------------

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 12, 1999
                            ------------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    We are furnishing this proxy statement to shareholders of Global Vacation Group, Inc. as part of our solicitation of proxies to be used at the 1999 Annual Meeting of shareholders. We will hold the 1999 Annual Meeting at the Willard Inter-Continental Hotel, 1401 Pennsylvania Ave., N.W., Washington, D.C. 20004 on Wednesday, May 12, 1999, at 9:00 a.m.

    If the enclosed form of proxy is properly signed and returned to us in time to be voted at the 1999 Annual Meeting, we will vote the shares as instructed.

    WE WILL VOTE SIGNED BUT UNMARKED PROXIES:

       1.  FOR THE ELECTION OF KENNETH M. DUBERSTEIN AS DIRECTOR; AND

       2. FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS.

    Under applicable rules of the Securities and Exchange Commission, the board of directors may retain discretionary authority to vote proxies we receive on any other matter brought before the 1999 Annual Meeting if we did not receive notice of that matter a reasonable time before we mailed these proxy solicitation materials to our shareholders. We did not receive notice of any matters to be brought before the 1999 Annual Meeting. Accordingly, if any other matters are properly brought before the 1999 Annual Meeting, the persons named in the accompanying proxy will vote the shares as determined by a majority of the board of directors in its discretion.

    The presence of a shareholder at the 1999 Annual Meeting will not automatically revoke that shareholder's proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the secretary of Global Vacation Group a written revocation or a properly signed proxy bearing a later date or by attending the 1999 Annual Meeting and voting in person.

    Global Vacation Group will pay the cost of our solicitation of proxies. In addition to the solicitation of proxies by mail, directors, officers and regular employees may also solicit proxies personally or by telephone or telegraph. We will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, to send proxy material to and obtain proxies from beneficial owners and will reimburse these persons, firms and corporations for their reasonable expenses in so doing.

    We expect to mail this proxy statement to our shareholders on or about April 16, 1999.

    The securities which can be voted at the 1999 Annual Meeting consist of shares of Global Vacation Group common stock. Each share entitles its owner to one vote on all matters. The Global Vacation Group certificate of incorporation does not provide for cumulative voting in the election of directors. We have fixed the close of business on April 15, 1999 as the record date for determination of shareholders entitled to vote at the 1999 Annual Meeting. The number of shares of common stock outstanding on the record date was 14,747,576.

    The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock is necessary to constitute a quorum at the 1999 Annual Meeting. We have appointed inspectors to tabulate shareholders' votes. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the 1999 Annual Meeting. Abstentions and broker non-votes will not be counted, however, as votes cast on any matter.

    A copy of our Annual Report to Shareholders for the year ended December 31, 1998 accompanies this Proxy Statement. GLOBAL VACATION GROUP IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 WITH THE SEC. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF OUR 1998 FORM 10-K, NOT INCLUDING THE EXHIBITS, BY WRITING TO GLOBAL VACATION GROUP, INC., 1420 NEW YORK AVENUE, N.W., SUITE 550, WASHINGTON, D.C. 20005, ATTENTION: CORPORATE SECRETARY. WE WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth information as of March 15, 1999 with respect to the ownership of shares of Global Vacation Group common stock.

                                                    NUMBER OF   PERCENT OF COMMON
NAME AND ADDRESS                                      SHARES    STOCK OUTSTANDING
--------------------------------------------------  ----------  -----------------
Roger H. Ballou, Chairman and Chief Executive
  Officer
  1420 New York Avenue, N.W., Suite 550,
  Washington, D.C. 20005..........................     423,362(1)         2.9
J. Raymond Lewis, Jr., President and Chief
  Operating Officer
  1420 New York Avenue, N.W., Suite 550,
  Washington, D.C. 20005..........................     124,822            *
Walter S. Berman, Executive Vice President and
  Chief
  Financial Officer
  1420 New York Avenue, N.W., Suite 550,
  Washington, D.C. 20005..........................     191,180          1.3
Kenneth M. Duberstein, Director
  2100 Pennsylvania Avenue, N.W., Suite 500,
  Washington, D.C. 20037..........................       2,000            *
Frederic V. Malek, Director
  1455 Pennsylvania Avenue, N.W., Suite 350,
  Washington, DC 20004............................      12,050            *
Carl J. Rickertsen, Director
  1455 Pennsylvania Avenue, N.W., Suite 350,
  Washington, DC 20004............................          --           --
James M. Sullivan, Director
  10400 Fernwood Road, Suite 632,
  Bethesda, Maryland 20817........................       3,000            *
Stanley Fisher (2)
  165 West 46th Street, 10th Floor,
  New York, New York 10036........................     185,188          1.3
Thayer Equity Investors III, L.P.
  1455 Pennsylvania Avenue, N.W., Suite 350,
  Washington, DC 20004............................   9,457,249         64.1
Executive officers and directors as a group (7
  persons)........................................     756,414(1)         5.1

------------------------

*   Less than one percent.

(1) Includes 4,050 shares owned by Mr. Ballou's children. Mr. Ballou disclaims beneficial ownership of these shares.

(2) Mr. Fisher served as our chief executive officer until March 1998 when Global Vacation Group was recapitalized in connection with an investment by Thayer Equity Investors III, L.P. Mr. Fisher is no longer an employee of Global Vacation Group, and we have entered into a consulting agreement with him.

                              ELECTION OF DIRECTOR
                                  (PROPOSAL 1)

    The Global Vacation Group certificate of incorporation provides for a minimum of three directors and a maximum of 15 directors. The board of directors currently consists of five members. Our directors are divided into three classes, with each including approximately one-third of the total number of directors. The term of office of one class expires each year and the successor or successors to that class are elected for terms of three years and until their successors are elected and qualified.

    At the 1999 Annual Meeting, shareholders will elect one director for a three-year term. Our nominee is Kenneth M. Duberstein. Mr. Duberstein has confirmed that he will stand for election and will serve if elected as a director. However, if Mr. Duberstein fails to stand for election or is unable to accept election, the proxies will be voted for the election of a person selected by a majority of the board of directors. Under our bylaws, directors are elected by plurality vote.

    WE RECOMMEND THAT YOU VOTE FOR MR. DUBERSTEIN'S ELECTION AS A DIRECTOR. YOUR PROXY WILL BE VOTED FOR MR. DUBERSTEIN UNLESS YOU SPECIFY OTHERWISE ON THE ENCLOSED CARD.

NOMINEE AND CONTINUING DIRECTORS

                                              AGE AT
                                             MARCH 31,      DIRECTOR       TERM               POSITION(S) HELD WITH
                                               1999           SINCE       EXPIRES             GLOBAL VACATION GROUP
                                          ---------------  -----------  -----------  ----------------------------------------
NOMINEE:
Kenneth M. Duberstein...................            54           1998         1999   Director

CONTINUING DIRECTORS:
Roger H. Ballou.........................            47           1998         2001   Chairman and Chief Executive Officer
Frederic V. Malek.......................            62           1998         2001   Director
Carl J. Rickertsen......................            38           1998         2000   Director
James M. Sullivan.......................            55           1998         2000   Director

    KENNETH M. DUBERSTEIN has served as Chairman and Chief Executive Officer of The Duberstein Group, a strategic advisory and consulting firm, since 1989. Mr. Duberstein served as White House Chief of Staff to President Ronald Reagan from 1988 to 1989. During President Reagan's two terms, he also served as Deputy Chief of Staff as well as both Assistant and Deputy Assistant to the President for Legislative Affairs. His earlier government appointments included Deputy Under Secretary of Labor and Director of Congressional and Intergovernmental Affairs at the U.S. General Services Administration. Mr. Duberstein currently serves on the boards of directors of The Boeing Company, The St. Paul Companies, Cinergy Corporation and Fannie Mae. He also serves on the Board of Governors of the American Stock Exchange L.L.C. and the National Association of Securities Dealers, Inc.

    ROGER H. BALLOU has served as our Chairman and Chief Executive Officer since March 1998. Immediately prior to joining Global Vacation Group, Mr. Ballou served as a Senior Advisor to Thayer Equity Investors III, L.P. Between May 1995 and September 1997, Mr. Ballou served as Vice Chairman and Chief Marketing Officer and then as President and Chief Operating Officer of Alamo Rent-a-Car, Inc.. For more than 16 years prior to joining Alamo, Mr. Ballou held several executive positions with American Express Travel Related Services Company, Inc., serving most recently as President--Travel Services Group. Mr. Ballou currently serves as Chairman of the National Tourism Organization, a travel industry organization chartered by the U.S. Congress, as a member, and past Chairman, of the board of directors of the Travel Industry Association and as a member of the board of directors of the National Academy Foundation. From 1995 through 1997, he served as Chairman of the Government Affairs Council, the leading travel industry federal government lobbying arm. Mr. Ballou also is a member of the board of directors of American Medical Security, Inc.

    FREDERIC V. MALEK has served as chairman of Thayer Capital Partners, an affiliate of Thayer Equity Investors III, L.P., since 1993. Prior to 1993, Mr. Malek was president of Marriott Hotels and Resorts from 1980 to 1988, and president and vice chairman of Northwest Airlines from 1989 to 1991. During 1992, Mr. Malek was the Campaign Manager of the Bush-Quayle campaign. Mr. Malek currently serves on the boards of directors of Aegis Communications Corporation, Automatic Data Processing Corporation, American Management Systems, Inc., FPL Group, Inc., HCR Manor Care, Inc., CB Commercial Real Estate Group, Inc., Northwest Airlines, Colorado Prime, Inc. and PaineWebber Mutual Funds.

    CARL J. RICKERTSEN has served as a partner in Thayer Capital Partners since September 1994. Mr. Rickertsen acted as a private financial consultant from 1993 through August 1994 and was a partner at Hancock Park Associates, a private equity investment firm based in Los Angeles, from 1989 to 1993. Before joining Hancock Park Associates, Mr. Rickertsen was an associate at Brentwood Associates from 1987 to 1989, and worked in the high technology group at Morgan Stanley & Co., Inc. from 1983 to 1985. Mr. Rickertsen currently serves as a director of MLC Holdings, Inc. and Colorado Prime, Inc. and as Chairman of the Board of Software AG Systems, Inc.

    JAMES M. SULLIVAN is Executive Vice President of Development for the Lodging Group of Marriott International, Inc.. Since 1986, he has held several positions with Marriott, including Vice President of Mergers and Acquisitions. From 1983 to 1986, Mr. Sullivan was Chairman, President and Chief Executive Officer of Tenley Enterprises, Inc., a privately held company operating 105 restaurants. Prior to 1983, he held senior management positions with Marriott, Harrah's Entertainment, Inc., Holiday Inns, Inc., Kentucky Fried Chicken Corp. and Heublein, Inc. He also was employed as a senior auditor with Arthur Andersen & Co. Mr. Sullivan currently serves on the board of directors of Integra LifeSciences Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1998, the board of directors held one regular meeting and one special meeting. Other than Mr. Sullivan, no director attended fewer than 75% of the meetings held by the board of directors and by all committees on which each director served.

    AUDIT COMMITTEE. The members of the Audit Committee are Messrs. Duberstein and Sullivan, both of whom are non-employee directors. The Audit Committee, among other things, makes recommendations concerning the engagement of our independent auditors, reviews the results and scope of the annual audit and other services provided by our independent auditors and reviews the adequacy of our internal accounting controls. The Audit Committee held no meetings during 1998.

    COMPENSATION COMMITTEE. The members of the Compensation Committee are Mr. Ballou, our Chairman and Chief Executive Officer, and Messrs. Malek and Sullivan, both of whom are non-employee directors. The Compensation Committee makes recommendations to the full board of directors concerning salary and bonus compensation and benefits for executive officers of Global Vacation Group. The Compensation Committee held no meetings during 1998.

    STOCK OPTION COMMITTEE. The members of the Stock Option Committee are Messrs. Duberstein and Sullivan, both of whom are non-employee directors. The Stock Option Committee has the power and authority to take all actions and make all determinations under our stock option plans, including the grant of options thereunder. The Stock Option Committee held two meetings during 1998.

NOMINATION PROCEDURES

    No person may be elected as a director unless nominated in accordance with the procedures set forth in the Global Vacation Group bylaws. The entire board of directors acts as a nominating committee for selecting management's nominees for election as directors and has made its nomination for the 1999 Annual Meeting. Our bylaws require that shareholder nominations for directors be made in writing to the corporate secretary within the time frame stated in the bylaws. A shareholder's notice of nomination must set forth the information specified in the bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder. To be timely for this 1999 Annual Meeting, notice of a shareholder nomination must have been delivered to, or mailed to and received at, our principal executive offices a reasonable time before we mailed these proxy solicitation materials to our shareholders. No shareholder nominations were received. The dates for submission of shareholder nominations or other proposals for our 2000 annual meeting of shareholders are set forth below under "Date for Submission of Shareholder Nominations and Proposals."

COMPENSATION OF DIRECTORS

    We do not pay cash compensation to directors. We reimburse directors for out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors or committees thereof. In addition, we may issue options to directors under the Global Vacation Group stock option plan. On July 31, 1998, we issued options to acquire 5,700 shares to each of Messrs. Duberstein and Sullivan at an exercise price of $14.00 per share, which was the initial public offering price. On October 28, 1998, we issued options to acquire an additional 5,000 shares to each of Messrs. Duberstein and Sullivan at an exercise price of $6.625 per share, which was the market price of our stock on that date.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                               COMPENSATION/
                                                                                                   AWARDS
                                                                                               --------------
                                                                                ANNUAL           SHARES OF
                                                                             COMPENSATION       COMMON STOCK     ALL OTHER
                                                                         --------------------    UNDERLYING    COMPENSATION
               NAME AND PRINCIPAL POSITION(S)                   YEAR     SALARY($)  BONUS($)     OPTIONS(#)         ($)
------------------------------------------------------------  ---------  ---------  ---------  --------------  -------------
Roger H. Ballou.............................................       1998    150,000    100,000       393,689               0
  Chairman and Chief Executive Officer
J. Raymond Lewis, Jr........................................       1998    150,000    100,000       393,689          18,200
  President and Chief Operating Officer
Walter S. Berman............................................       1998    150,000    100,000       393,689               0
  Executive Vice President and Chief Financial Officer
Stanley Fisher..............................................       1998    157,100                                        0
  former officer                                                   1997    328,436                                3,000,000

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       % OF                                      POTENTIAL REALIZABLE
                                       SHARES OF       TOTAL                                       VALUE AT ASSUMED
                                        COMMON        OPTIONS                                   ANNUAL RATES OF STOCK
                                         STOCK      GRANTED TO     EXERCISE                     PRICE APPRECIATION FOR
                                      UNDERLYING     EMPLOYEES      OR BASE                          OPTION TERM
                                        OPTIONS      IN FISCAL       PRICE       EXPIRATION     ----------------------
NAME                                    GRANTED        YEAR         ($/SH)          DATE          5% ($)     10% ($)
------------------------------------  -----------  -------------  -----------  ---------------  ----------  ----------

Roger H. Ballou.....................     368,689(1)        25.1        14.00   Jul. 31, 2008     3,246,131   8,226,334
                                          25,000(2)         1.7       13.625   Feb. 12, 2009       214,217     542,869

J. Raymond Lewis, Jr................     368,689(1)        25.1        14.00   Jul. 31, 2008     3,246,131   8,226,334
                                          25,000(2)         1.7       13.625   Feb. 12, 2009       214,217     542,869

Walter S. Berman....................     368,689(1)        25.1        14.00   Jul. 31, 2008     3,246,131   8,226,334
                                          25,000(2)         1.7       13.625   Feb. 12, 2009       214,217     542,869

------------------------

(1) Exercisable in four equal installments beginning on July 31, 1999.

(2) Exercisable in three equal installments beginning on February 12, 2000.

    None of our executive officers exercised any options to purchase shares of common stock during 1998. As of December 31, 1998, Messrs. Ballou, Lewis and Berman each held options to purchase 393,689 shares of common stock, none of which were exercisable or in-the-money.

EMPLOYMENT AGREEMENTS

    We have entered into Senior Management Agreements with each of Messrs. Ballou, Lewis and Berman. Each Senior Management Agreement has a term of three years and is automatically extended for additional one-year terms as long as neither Global Vacation Group nor the executive has provided notice of termination within 60 days of the end of the term. Each of our executive officers currently receives an annual base salary of $200,000, which may be increased following annual review by the board of directors. Each of these executives also will be eligible to receive an annual bonus in an amount not to exceed 100% of his annual base salary, as determined by the board of directors based upon the achievement of budgetary and other objectives set by the board of directors. In February 1999, the board of directors determined to award each of Messrs. Ballou, Lewis and Berman a bonus for 1998 comprised of $100,000 in cash and an option to purchase 25,000 shares of common stock at a per share exercise price of $13.625. Previously, on July 31, 1998, we granted each of these executive officers options to purchase 368,689 shares of common stock at an exercise price equal to $14.00, which was the initial public offering price.

    If we terminate an executive officer's employment without cause or if an executive officer terminates his employment for good reason, including, in either case, following a change of control of Global Vacation Group, then the executive will be entitled for 12 months to monthly severance payments equal to one-twelfth of his base salary and bonus for the previous year. If we terminate an executive officer's employment based upon a failure to achieve stated performance goals, then he will be entitled to these monthly severance payments for three months. Under the terms of the Senior Management Agreements, each of our executives officers has agreed to preserve the confidentiality and the proprietary nature of all information relating to Global Vacation Group and its business. Each executive officer also has agreed to non-competition and non-solicitation provisions which will be in effect during the term of his Senior Management Agreement and for one year after the termination of the Senior Management Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to July 1998, we had no separate compensation committee or other board committee performing equivalent functions with respect to determining compensation for our executives, and those functions were performed by the board of directors which included Mr. Ballou, our Chief Executive Officer. Following our initial public offering, the board of directors established a Compensation Committee consisting of Mr. Ballou, our Chairman and Chief Executive Officer, and Messrs. Malek and Sullivan, both of whom are non-employee directors. The Compensation Committee makes recommendations to the full board of directors concerning salary and bonus compensation and benefits for executive officers of Global Vacation Group, except that Mr. Ballou does not participate in recommending or approving his own compensation.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return* on our common stock from July 31, 1998, which is the date the common stock began trading on the New York Stock Exchange, through February 26, 1999, with the cumulative total return of the Russell 2000, Wilshire 5000 and a peer group index. The graph assumes the investment of $100 in Global Vacation Group common stock on July 31, 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              GVG     RUSSELL 2000  WILSHIRE 5000   PEER GROUP

7/31/98          100           100            100           100

8/3/98          97.5         98.48          99.17         97.83

8/4/98         90.42         95.68          95.69         92.08

8/5/98         91.67         94.98          96.05         91.31

8/6/98         92.92         96.87          97.05         91.88

8/7/98         92.92         99.06          97.56         92.08

8/10/98        95.83         98.07          96.95         92.32

8/11/98         92.5         95.44          95.42         90.49

8/12/98        94.17         97.33          96.81         89.93

8/13/98        94.17         96.21             96         87.86

8/14/98         92.5         95.96          95.14         88.68

8/17/98        92.92         96.24          96.59         90.06

8/18/98        90.42         97.98          98.08         89.43

8/19/98        90.42         96.69          97.72         87.31

8/20/98        90.42         95.71          97.05         87.31

8/21/98        89.58         94.26          95.94         85.86

8/24/98        89.17         93.79          96.31         84.16

8/25/98        87.92         92.86          96.58         83.28

8/26/98         82.5         90.63          95.47         80.51

8/27/98        78.33         87.22          91.72         76.86

8/28/98           75         85.42          90.38         75.93

8/31/98        66.67         80.51          84.31         67.69

9/1/98            60         82.48          87.23         66.84

9/2/98         59.58         84.01          87.23         65.05

9/3/98         55.83          82.5          86.31         65.03

9/4/98         49.17         82.68          85.71         62.47

9/8/98         52.92         86.23          89.77         64.16

9/9/98         52.92         84.02          88.28         62.02

9/10/98           50         82.18          86.02         62.83

9/11/98        51.67         84.25          88.35          62.9

9/14/98        50.83         85.22             90         64.98

9/15/98        51.25         85.22          90.72         64.04

9/16/98        52.08         85.73          91.45          63.1

9/17/98        48.75         84.64          89.47         63.79

9/18/98        48.33         86.54          89.84         64.29

9/21/98        49.17         86.39          90.03         63.66

9/22/98           50         87.73          90.72         65.98

9/23/98        52.08         89.58          93.73         68.78

9/24/98        53.33         88.21           91.8         67.48

9/25/98        53.33         87.91           91.9         66.72

9/28/98        49.17         87.67          92.17         65.38

9/29/98        49.17         87.15          92.13         63.89

9/30/98        47.92         86.62           89.7         60.11

10/1/98        46.67         83.39          86.88          58.2

10/2/98        46.25         83.31          87.98         56.45

10/5/98        43.33         80.24          86.38         55.69

10/6/98        43.33         79.23           85.9         52.75

10/7/98        40.83         76.77          84.38         52.62

10/8/98        36.25         73.92          82.73         48.98

10/9/98           40         75.85          84.94         48.05

10/12/98       39.17         77.57           86.5         50.48

10/13/98       38.33         76.31          85.99         47.88

10/14/98       38.33         77.42          86.95         47.45

10/15/98       38.33         79.76          90.54         46.95

10/16/98       38.33         81.68          91.52         53.24

10/19/98       39.17         83.97          92.35         55.07

10/20/98       40.42         85.36          92.74         53.49

10/21/98       40.42         85.75          93.28         54.62

10/22/98       39.17         87.29          94.07         54.88

10/23/98       38.33         87.44          93.57            56

10/26/98       38.33         88.64           93.9         56.51

10/27/98          45         88.51          93.54         59.35

10/28/98       44.17          88.5          93.58         57.47

10/29/98       43.75         89.22          95.07         57.11

10/30/98       45.83         90.09          96.66         58.19

11/2/98         47.5         92.15          97.74         61.91

11/3/98        44.58         92.33          97.63         61.14

11/4/98        50.83         93.62          98.41         62.77

11/5/98        53.33         94.53          99.59         62.07

11/6/98        52.08         95.37         100.33         62.96

11/9/98        52.92         94.92          99.57         64.04

11/10/98       53.33         94.55          99.35         63.59

11/11/98        52.5         93.74          98.76         62.71

11/12/98       51.67         93.44          98.49          61.9

11/13/98       50.83         92.76          98.92         61.52

11/16/98       49.58         93.01          99.65         63.14

11/17/98       51.67         92.78          99.95         60.26

11/18/98       59.58         93.42         100.56         61.26

11/19/98       70.83         93.95         101.22         62.14

11/20/98       73.33         93.93         102.03         62.27

11/23/98          75         94.85         103.94         62.71

11/24/98       70.83         94.48         103.49         63.03

11/25/98       71.25         95.13            104         64.79

11/27/98       69.58         95.79            104         65.93

11/30/98        62.5         94.76         102.21         68.32

12/1/98        61.67         94.99         102.99          68.2

12/2/98         62.5          94.7         102.71         67.62

12/3/98        61.25          94.1         101.18         66.99

12/4/98        59.17         94.91          103.1          68.5

12/7/98           60         95.57         104.12         69.45

12/8/98        58.33         95.65         103.73         68.95

12/9/98        57.08         95.76         103.81         69.07

12/10/98       53.33         94.46         102.18          68.5

12/11/98       53.33         94.19         102.14         69.07

12/14/98       52.92         92.42         100.03         67.81

12/15/98       52.92         92.81         101.64         65.42

12/16/98          50         92.88         101.66         69.69

12/17/98       49.58         93.81         102.99         70.06

12/18/98       49.58         94.68         103.82         71.32

12/21/98       50.83         95.73         105.14         71.26

12/22/98        52.5         95.35         105.21         70.91

12/23/98        52.5         96.44         107.22         73.15

12/24/98          55         96.62         107.19         73.65

12/28/98        57.5         97.27          107.4         75.73

12/29/98        57.5         97.77         108.59         76.86

12/30/98       56.25         98.13         108.08         78.16

12/31/98       56.67        100.53         108.61         79.38

1/4/99          57.5        100.36         108.51         77.18

1/5/99         60.42        100.56          109.7          76.3

1/6/99         63.33        101.92         111.91         76.61

1/8/99         66.67        101.92          111.7         76.42

1/11/99        67.08        102.73          112.3         77.99

1/12/99         62.5        103.19         111.74         81.08

1/13/99        57.92        101.81         109.79         84.91

1/14/99        59.17        101.22         109.16         83.47

1/15/99        61.25        100.08          110.5         83.68

1/19/99         62.5        101.74          110.5         85.23

1/20/99         62.5        102.65          110.5         85.54

1/21/99        62.08        102.59          110.5         85.29

1/22/99           60        101.02          110.5         85.22

1/25/99        59.58        100.64          110.5         85.57

1/26/99           60        100.56          110.5         83.65

1/27/99        61.25        101.33          110.5         84.84

1/28/99        63.33        100.33         109.84          85.1

1/29/99        66.67        101.01         111.52         87.05

2/1/99         74.17        101.78         112.52         88.75

2/2/99          77.5        101.51         112.18         87.93

2/3/99            80        100.47         111.21         84.91

2/4/99         83.33        100.95         112.18         84.47

2/5/99         87.92         99.53         110.32         83.66

2/8/99         93.75         98.33         109.22         83.15

2/9/99         93.33         97.99         109.37         80.12

2/10/99        90.83         96.04         107.02         79.74

2/11/99        90.83         94.81         107.28         78.86

2/12/99        91.25         96.76         109.86         77.61

2/16/99           95         94.92         107.89         80.37

2/17/99        91.67         94.44         108.52          78.3

2/18/99        86.67          92.8         106.97         74.83

2/19/99        81.67         93.17         108.01         64.76

2/22/99        79.17         93.46         108.26         66.02

2/23/99        75.42         94.78         110.86          66.4

2/24/99        72.92         95.06         110.91         67.34

2/25/99        71.25         94.17         109.67         68.29

2/26/99           70         93.55         108.91         66.59

------------------------

* Cumulative Total Return assumes an initial investment of $100 on July 31, 1998 and the reinvestment of dividends. We paid no dividends during the period presented.

REPORT ON EXECUTIVE COMPENSATION

    The board of directors and its Compensation and Stock Option Committees have prepared the following report on our policies with respect to the compensation of executive officers for 1998. The board of directors makes all decisions on compensation of our executive officers other than stock option components based upon recommendations of the Compensation Committee. Decisions as to the grant of stock options are made by the Stock Option Committee.

    Executive compensation consists of salary, benefits and stock options. We believe the overall compensation package must be competitive within the travel industry and must be based principally on productivity. As a result, our compensation packages should be highly leveraged with incentives while base salaries will remain relatively constant.

    The Compensation Committee reviews executive salaries each year and determines appropriate incentive bonuses for the prior year as well as appropriate adjustments to base salaries for the up-coming year. Incentive bonuses will be paid only to the extent that Global Vacation Group meets specific performance objectives. The Compensation Committee determined that Global Vacation Group should pay incentive bonuses for 1998 to its executive officers as set forth below and that Global Vacation Group pay its executive officers the base salaries for 1999 set forth below:

                                                           1998 INCENTIVE
EXECUTIVE OFFICER                                               BONUS         1999 BASE SALARY
-------------------------------------------------------  -------------------  ----------------

Roger H. Ballou........................................      $   100,000        $    200,000

J. Raymond Lewis, Jr...................................          100,000             200,000

Walter S. Berman.......................................          100,000             200,000

    In addition, the Compensation Committee recommended, and the Stock Option Committee agreed, to grant each of these executive officers an option to purchase 25,000 shares of common stock.

    The Compensation Committee recognizes the importance of stock options in attracting and retaining highly qualified people. Global Vacation Group granted options to purchase over 1.6 million shares of common stock to its executives, employees, non-employee directors and consultants during the second half of 1998 following completion of the initial public offering. In light of this high level of activity in 1998, the Compensation Committee and the Stock Option Committee have agreed that few additional options should be granted to existing employees in 1999. Global Vacation Group will continue to grant options, however, to new hires on a basis consistent with the practice established in 1998.

    As part of the benefits component of the overall compensation package, Global Vacation Group will establish a 401(k) plan in 1999. Under the terms of the plan and in keeping with our overall compensation philosophy, Global Vacation Group's contribution to the plan will be discretionary and will be based on the performance of Global Vacation Group relative to corporate budgetary goals on an annual basis. Within this framework, Global Vacation Group will make discretionary contributions on behalf of each employee in amount equal to 0-4% of the employee's base salary. The Global Vacation Group contributions will be made in stock, and employees will be eligible to receive the Global Vacation Group contributions whether or not they are making voluntary contributions themselves. Executive officers will be eligible to participate in the 401(k) plan on the same basis as all other employees.

    Mr. Ballou has served as our Chairman and Chief Executive Officer since the recapitalization transaction in March 1998. We believe our success over this past year, particularly the successful completion of our initial public offering, is directly attributable to Mr. Ballou's leadership. As noted above, we determined that an incentive bonus be paid to Mr. Ballou for 1998 in the form of cash and an option. We believe this bonus was warranted based on his demonstrated ability to grow Global

Vacation Group through acquisitions and to complete the process of taking Global Vacation Group public.

                                          Respectfully submitted,

THE BOARD OF DIRECTORS                         COMPENSATION COMMITTEE

ROGER H. BALLOU                                ROGER H. BALLOU
KENNETH M. DUBERSTEIN                          FREDERIC V. MALEK
FREDERIC V. MALEK                              JAMES M. SULLIVAN
CARL J. RICKERTSEN
JAMES M. SULLIVAN                              STOCK OPTION COMMITTEE

                                               KENNETH M. DUBERSTEIN
                                               JAMES M. SULLIVAN

                       TRANSACTIONS WITH RELATED PARTIES

    Thayer Equity Investors III, L.P. is a Delaware limited partnership whose sole general partner is TC Equity Partners, L.L.C. TC Equity Partners, L.L.C. has sole voting and investment power with respect to the 9,457,249 shares of common stock owned by Thayer Equity Investors III, L.P. TC Co-Investors, LLC is a Delaware limited liability company whose managing member is TC Management, L.L.C. TC Management, L.L.C. has sole voting and investment power with respect to the 86,122 shares of common stock owned by TC Co-Investors, LLC. Frederic V. Malek and Carl J. Rickertsen, directors of Global Vacation Group, are members of TC Equity Partners, L.L.C. and TC Management, L.L.C. As a result, Messrs. Malek and Rickertsen may receive benefits from transactions involving these entities or their affiliates.

    In connection with the recapitalization transaction, Thayer Equity Investors III, L.P. purchased an interest in Global Vacation Group and subsequently received 3,016,023 shares of common stock valued at $0.82 per share and 22,249 shares of convertible preferred stock valued at $1,000 per share, for a total equity interest valued at $24.7 million, which was the amount paid by Thayer for its interest. In addition, we paid Thayer Equity Investors III, L.P. $430,000 for financial and management services in connection with the recapitalization transaction.

    Between March 30, 1998 and May 5, 1998, Thayer Equity Investors III, L.P. purchased 3,083,977 shares of common stock at $0.82 per share and 22,751 shares of convertible preferred stock at $1,000, paying cash in an aggregate amount of $25.3 million. Also on March 30, 1998, TC Co-Investors, LLC purchased 49,292 shares of common stock at $0.82 per share and 363.64 shares of convertible preferred stock at a purchase price of $1,000 per share for an aggregate consideration of $404,044.

    On March 30, 1998, in connection with the Senior Management Agreements, Global Vacation Group sold to our executives officers the number of shares indicated below:

                                                      FULLY VESTED                                        PERFORMANCE
                                                       CONVERTIBLE       FULLY VESTED     TIME VESTING      VESTING
EXECUTIVE OFFICER                                    PREFERRED STOCK     COMMON STOCK     COMMON STOCK    COMMON STOCK
-------------------------------------------------  -------------------  ---------------  --------------  --------------
                                                        (SHARES)           (SHARES)         (SHARES)        (SHARES)
Roger H. Ballou..................................              60             62,359          216,887         135,554
J. Raymond Lewis, Jr.............................             105             27,791           54,217          33,892
Walter S. Berman.................................             260             53,319           72,292          45,189

    Messrs. Ballou, Lewis and Berman paid an aggregate of $1.0 million in cash for these shares. Concurrent with Global Vacation Group's initial public offering in August 1998, the shares of convertible preferred stock listed above converted into 4,512, 7,897 and 19,555 shares of common stock, respectively for Messrs. Ballou, Lewis and Berman.

    As of March 15, 1999, Global Vacation Group amended the vesting arrangements for each executive's unvested shares. This amendment involved accelerating the vesting of all unvested shares to March 15, 1999, subject to a restriction on the sale or other transfer of such shares based on a schedule similar to the original vesting schedule, or in certain circumstances at later dates than the original vesting schedule. This sale restriction, however, will not apply under certain circumstances, including a change of control of Global Vacation Group.

    The accelerated vesting of the common stock created an immediate and substantial tax burden for these executives. As part of the amendment to the vesting arrangements, Global Vacation Group has agreed to loan Messrs. Ballou, Lewis and Berman up to $1.2 million, $300,000 and $400,000, respectively, which are the amounts estimated to equal the tax owed by the executives as a result of the acceleration of the vesting of their shares. Each loan will bear interest at a rate of 6% per year and must be repaid when the executive's employment is terminated or by March 15, 2003, whichever comes first. Global Vacation Group has agreed, however, to waive repayment of approximately 42 percent of the principal of each loan over time if the executive remains employed through March 15, 2003, and repayment of all interest on each loan if Global Vacation Group meets certain agreed upon performance objectives.

    Thayer Equity Investors III, L.P. funded a substantial portion of the costs we incurred in connection with the recapitalization transaction and four acquisitions we completed after the recapitalization transaction and before our initial public offering. Between March 30, 1998 and May 5, 1998, we made payments to Thayer Equity Investors III, L.P. of approximately $670,000 as reimbursement for these costs. A substantial portion of these costs related to consulting and expense payments made by Thayer Equity Investors III, L.P. to our executive officers, each of whom was a consultant to Thayer Equity Investors III, L.P. prior to joining us. Of this amount, Mr. Ballou received approximately $363,000 as consideration for financial and management consulting services.

    In addition, on March 30, 1998, we entered into a Professional Services Agreement with TC Management, L.L.C. and agreed to pay TC Management, L.L.C. a fee equal to 1% of the amount of any debt or equity financing we consummated following the recapitalization transaction. In exchange for these payments, TC Management, L.L.C. agreed to provide financial and management consulting services. Between March 30, 1998 and May 5, 1998, we paid a total of $605,000 under this agreement. This agreement terminated upon the closing of our initial public offering.

    Concurrently with our initial public offering, we issued 3,394,079 shares of common stock to Thayer Equity Investors III, L.P. and TC Co-Investors, LLC and 31,964 shares of common stock to our executive officers upon conversion of the convertible preferred stock owned by these shareholders, including a 15% annual dividend payable on the convertible preferred stock.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and beneficial owners of more than 10% of our outstanding equity securities to file with the SEC initial reports of ownership of our equity securities and to file subsequent reports when there are changes in their ownership. Based on a review of reports submitted to us for 1998, we believe that all Section 16(a) filing requirements for that year applicable to these persons were complied with on a timely basis.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 2)

    We have appointed Arthur Andersen LLP to act as Global Vacation Group's independent public accountants for 1999, pending ratification by shareholders at the 1999 Annual Meeting. Representatives of Arthur Andersen LLP will be present at the 1999 Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS GLOBAL VACATION GROUP'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999. We have not made any determination as to what course of action we will take if the shareholders do not ratify this appointment.

          DATE FOR SUBMISSION OF SHAREHOLDER NOMINATIONS AND PROPOSALS

    Under the SEC's proxy soliciting rules, we must receive proposals of shareholders intended to be presented at the 2000 annual meeting no later than December 8, 1999 in order to be considered for inclusion in our proxy statement and form of proxy relating to the 2000 annual meeting. However, nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2000 annual meeting of shareholders any shareholder proposal which may be omitted under applicable SEC regulations.

    Under the Global Vacation Group bylaws, any shareholder who intends to nominate a person to serve on the board of directors or present a proposal for action at the 2000 annual meeting of shareholders must file a copy thereof with our corporate secretary between January 7, 2000 and February 6, 2000.

                        OTHER BUSINESS TO BE TRANSACTED

    We do not know of any other matters to be presented for action by the shareholders at the 1999 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, your proxy will be voted on these matters as determined by a majority of the board of directors.

                                          By Order of the Board of Directors

                                          Roger H. Ballou
                                          Chairman of the Board
                                          and Chief Executive Officer

Washington, D.C.
April 16, 1999

                                 REVOCABLE PROXY
                           GLOBAL VACATION GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Global Vacation Group, Inc. hereby appoints Roger H. Ballou, Walter S. Berman and Larry R. Gilbertson, or any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned shareholder at the 1999 Annual Meeting of Shareholders to be held at 9:00 a.m., on May 12, 1999, at the Willard Inter-Continental Hotel, 1401 Pennsylvania Ave., N.W., Washington, D.C. 20004, and at any adjournments thereof, upon the following matter:

1.   ELECTION OF DIRECTOR:

     To elect Kenneth M. Duberstein as a director for a term expiring at the annual meting of shareholders in 2002 and until his successor shall have been elected and qualified

     / /   FOR                  / /   AGAINST              / /   ABSTAIN

2.   RATIFICATION OF APPOINTMENT OF AUDITORS:

     To ratify the appointment of Arthur Andersen LLP as Global Vacation Group's independent auditors for the fiscal year ending December 31, 1999

     / /   FOR                  / /   AGAINST              / /   ABSTAIN


     This proxy when properly executed will be voted in the manner directed herein. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST:

     (1)  FOR THE ELECTION OF MR. DUBERSTEIN;

     (2)  FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP; AND

     (3) IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS ON ANY OTHER MATTER THAT MAY COME BEFORE THE 1999 ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Global Vacation Group either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the 1999 Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of notice of the 1999 Annual Meeting and Proxy Statement dated April 16, 1999 and hereby revokes any proxy or proxies heretofore given.

             (Continued and to be dated and signed on reverse side)

                           (Continued from other side)

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

/ /      I PLAN TO ATTEND THE MAY 12, 1999  ANNUAL SHAREHOLDERS MEETING

                                              Date:                     , 1999.




                                          --------------------------------------
                                         (Signature of Shareholder or Authorized
                                          Representative)




                                          --------------------------------------
                                          (Print name)

                                          Please date and sign exactly as name
                                          appears hereon. Each executor,
                                          administrator, trustee, guardian,
                                          attorney-in-fact and other fiduciary
                                          should sign and indicate his or her
                                          full title. In the case of stock
                                          ownership in the name of two or more
                                          persons, both persons should sign.


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE 1999 ANNUAL MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT GLOBAL VACATION GROUP TO ADDITIONAL EXPENSE.